UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2026

FLEX LTD.

(Exact Name of Registrant as Specified in Its Charter)

Singapore	0-23354	98-1773351
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12515-8 Research Blvd, Suite 300, Austin, Texas	78759
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 425-7929

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, No Par Value	FLEX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On November 10, 2026, Flex Ltd. (the “Company”) intends to present information about the Company and Axiom Solutions International, Inc. (“Axiom”), the planned independent, publicly-traded company comprising the Company’s Cloud and Power Infrastructure segment following the expected spin-off, at an Innovation Day being held at the Company’s headquarters in Austin, Texas. The presentation will be held in-person for invited institutional investors and financial analysts. The live webcasts and accompanying presentation materials will be available on the Company’s Investor Relations website at investors.flex.com. A replay will be available on the Company’s Investor Relations website following the conclusion of the event.

The Company’s and Axiom’s presentation materials are attached hereto as Exhibits 99.1 and 99.2, respectively.

The information in this Current Report on Form 8-K and Exhibits 99.1 and 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Investor Presentation of Flex Ltd., dated November 10, 2026

99.2	Investor Presentation of Axiom Solutions International, Inc., dated November 10, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 10, 2026

FLEX LTD.

By:	/s/ Kevin Krumm
Name:	Kevin Krumm
Title:	Chief Financial Officer